UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2024 (the “Effective Date”), Barry Gosin, the Chief Executive Officer of Newmark Group, Inc. (the “Company”), entered into a Second Amended and Restated Employment Agreement (the “Amended and Restated Agreement”) with Newmark Partners, L.P. (“Newmark Partners”) and Newmark Holdings, L.P. (“Newmark Holdings”), which superseded and replaced his Amended and Restated Employment Agreement, dated as of February 10, 2023, with Newmark Partners and Newmark Holdings (the “2023 Agreement”). The Amended and Restated Agreement and awards thereunder described below were approved by the Compensation Committee of the Company’s Board of Directors after careful consideration of Mr. Gosin’s contributions to the Company.

The Amended and Restated Agreement extends the initial term of Mr. Gosin’s employment under the agreement to run through December 31, 2026, and removes provisions in the 2023 Agreement that related to Mr. Gosin’s right under the 2023 Agreement to terminate the agreement on December 31, 2024, by providing at least six months’ prior notice. The terms and conditions of the Amended and Restated Agreement, including the cash bonuses contemplated by such agreement and the terms of the non-distribution earning partnership units of Newmark Holdings (“NPSUs”) that Mr. Gosin received in connection with the execution of the 2023 Agreement, are substantially identical to the 2023 Agreement other than the changes described below. The description of the 2023 Agreement contained in Amendment No. 1 to our Annual Report for the fiscal year ended December 31, 2023, filed by the Company with the Securities and Exchange Commission on April 26, 2024, is incorporated by reference herein.

In connection with the execution of the Amended and Restated Agreement and as consideration for his continued service, in addition to the awards previously provided for by the 2023 Agreement, Mr. Gosin will be granted (i) a one-time cash payment of $5,000,000 as soon as practicable following the Effective Date; (ii) an award of NPSUs as soon as practicable following the Effective Date, calculated by dividing the total award by the stock price on the Effective Date (the “2024 NPSU Grant”), of which $5,000,000 of NPSUs are attributable to calendar year 2025 and $15,000,000 of NPSUs are attributable to calendar year 2026; and (iii) a cash bonus in the gross amount of $1,500,000 with respect to calendar 2026, payable in calendar year 2027 at such time as bonuses with respect to calendar year 2026 are generally distributed to other similarly situated employees of Newmark Partners in connection with the year-end compensation review process. Mr. Gosin’s annual total contractual compensation would be $17,500,000 for each of calendar years 2024, 2025, and 2026 (comprised of $1,000,000 salary and $16,500,000 in combined NPSUs and cash awards attributed by the Company) and consistent with his total compensation for calendar year 2023 pursuant to the 2023 Agreement.

Subject to the terms of the Amended and Restated Agreement and the grant documents under which the 2024 NPSU Grant was awarded, 25% of the 2024 NPSU Grant shall convert into non-exchangeable partnership units of Newmark Holdings (“PSUs”) on December 31, 2025, and 75% of the 2024 NPSU Grant shall convert into non-exchangeable PSUs on December 31, 2026, in each case as adjusted by the then current exchange ratio, subject to the requirement that, as of each applicable conversion date (i) the Company (including its affiliates) earns, in the aggregate, at least $10,000,000 in gross revenues in the calendar quarter in which the applicable conversion is to occur, and (ii) except as otherwise provided in the Amended and Restated Agreement, Mr. Gosin continues to perform substantial services exclusively for Newmark Partners or any of its affiliates, remains a partner in Newmark Holdings, and complies with the terms of the Amended and Restated Agreement and any of his obligations to the Partnership, Newmark Partners or any affiliate. 25% of each of the 2025 and 2026 tranches in non-exchangeable PSUs received upon conversion of the 2024 NPSU Grant will receive exchange rights on December 31 of each year after such conversion, consistent with the schedule for the grant of exchange rights provided for the NPSUs Mr. Gosin received in connection with the 2023 Agreement, which remains unchanged other than that 1,145,476 of Mr. Gosin’s NPSUs previously awarded under the 2023 Agreement will be adjusted by the exchange ratio and converted into 1,238,620 non-exchangeable PSUs as soon as practicable after the Effective Date, rather than on their previously scheduled conversion date of December 31, 2024. 25% of such PSUs will continue to receive exchange rights on December 31 of each year starting December 31, 2026, as previously contemplated in the 2023 Agreement.

The Amended and Restated Agreement also restates the circumstances under which Mr. Gosin may purchase or invest in real estate personally, or through a fund that is not owned or controlled by any of Newmark’s brokerage competitors, to provide that he may do so and may earn success-based payments in connection with such purchases or investments, provided that Mr. Gosin will inform the Company’s Executive Chairman before or after making such purchases or investments of all material terms of such opportunity and offer the Company or its designee the opportunity to partner up to 50% with Mr. Gosin in such investments or purchases on the same terms and conditions as Mr. Gosin.

The foregoing description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amended and Restated Employment Agreement, dated as of August 7, 2024, by and among Barry Gosin, Newmark Holdings, L.P. and Newmark Partners, L.P.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: August 12, 2024	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Executive Chairman

[Signature Page to Form 8-K relating to Second Amended and Restated Gosin Agreement]

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